                                                              Exhibit 23.3

                   INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-94757 of CheckFree Holdings Corporation on
Form S-3 of our report dated October 22, 1999 (February 15, 2000 as to Note 4), on the consolidated financial statements of MSFDC L.L.C. and subsidiaries, a development stage company, as of July 2, 1999 and July 3, 1998, and the related consolidated statements of operations, members' capital deficiency and cash flows for the year ended July 2, 1999, and the periods from June 18, 1997 (inception) to July 3, 1998, and from June 18, 1997 (inception) to July 2, 1999, incorporated by reference from the Current Report on Form 8-K of CheckFree Holdings Corporation filed March 22, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Seattle, Washington
April 6, 2000